                                Exhibit (8) (c)
                                ---------------

Amendment to Participation Agreement by and between PFL Life Insurance company and Endrouce Series Trust Notes 12.

                                    AMENDED
                                  SCHEDULE A

                           EFFECTIVE MARCH 13, 1997

                   Account(s), Policy(ies) and Portfolio(s)
                     Subject to the Participant Agreement
                     ------------------------------------

Account        PFL Endeavor Variable Annuity Account
-------
               AUSA Endeavor Variable Annuity Account
               PFL Life Variable Annuity Account A

Policies       The Endeavor Variable Annuity
--------
               The Endeavor Platinum Variable Annuity
               The AUSA Endeavor Variable Annuity
               The Atlas Portfolio Builder Variable Annuity

Portfolios     TCW Managed Asset Allocation
----------
               TCW Money Market
               T. Rowe Price International Stock
               Value Equity
               Dreyfus Small Cap Value
               Dreyfus U.S. Government Securities
               T. Rowe Price Equity Income
               T. Rowe Price Growth Stock
               Opportunity Value
               Enhanced Index

Approved:

ENDEAVOR MANAGEMENT CO.                      PFL LIFE INSURANCE COMPANY

By:    /s/ Vincent J. McGuinness             By:    /s/ William L. Busler
       ------------------------------               ----------------------------
       Vincent J. McGuinness, Sr.                   William L. Busler
Title: CEO                                   Title: President
       ------------------------------               ----------------------------

Date:  March 13, 1997                        Date:  March 13, 1997
       ------------------------------               ----------------------------


AUSA LIFE INSURANCE COMPANY                  ENDEAVOR SERIES TRUST

By:    /s/ William L. Busler                 By:    /s/ James R. McInnis
       ------------------------------               ----------------------------
       Williams L. Busler                           James R. McInnis
Title: Vice President                        Title: President
       ------------------------------               ----------------------------

Date:  March 13, 1997                        Date:  March 13, 1997
       ------------------------------               ----------------------------